UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2010
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware Delaware (States or other jurisdictions of incorporation)	0-30242 1-12407 (Commission File Numbers)	72-1449411 72-1205791 (IRS Employer Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Private Placement of New Senior Subordinated Notes
On April 22, 2010, Lamar Advertising Company (the “Company”) completed an institutional private placement of $400,000,000 aggregate principal amount of 7 7/8% Senior Subordinated Notes due 2018 (the “Notes”) of Lamar Media Corp., its wholly owned subsidiary (“Lamar Media”). The institutional private placement resulted in net proceeds to Lamar Media of approximately $391 million. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.
Lamar Media intends to use the proceeds of this offering, after the payment of fees and expenses, to repurchase (pursuant to a tender offer, redemption, one or more open market transactions or individually negotiated transactions or other means) some or all of its outstanding 7 1/4% Senior Subordinated Notes due 2013 (the “7 1/4% Notes”) or to fund repayment of the 7 1/4% Notes at maturity. On April 22, 2010, Lamar Media used a portion of the proceeds received in this offering to fund the repurchase of 7 1/4% Notes in connection with a tender offer, as described below.
On April 22, 2010, Lamar Media and its subsidiary guarantors entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Notes. A copy of the Indenture (including the Form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
The Notes mature on April 15, 2018 and bear interest at a rate of 7 7/8% per annum, which is payable semi-annually on April 15 and October 15 of each year, beginning October 15, 2010. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Indenture will, among other things, limit Lamar Media’s and its restricted subsidiaries’ ability to (i) incur additional debt and issue preferred stock; (ii) make certain distributions, investments and other restricted payments; (iii) create certain liens; (iv) enter into transactions with affiliates; (v) agree to restrictions on the restricted subsidiaries’ ability to make payments to Lamar Media; (vi) merge, consolidate or sell substantially all of Lamar Media’s or the restricted subsidiaries’ assets; and (vii) sell assets. These covenants are subject to a number of exceptions and qualifications.
Lamar Media may redeem up to 35% of the aggregate principal amount of the Notes, at any time and from time to time, at a price equal to 107.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest thereon (including additional interest, if any), with the net cash proceeds of certain public equity offerings completed before April 15, 2013, provided that following the redemption at least 65% of the Notes that were originally issued remain outstanding. At any time prior to April 15, 2014, Lamar Media may redeem some or all of the Notes at a price equal to 100% of the principal amount plus a make-whole premium. On or after April 15, 2014, Lamar Media may redeem the Notes, in whole or in part, in cash at redemption prices specified in the Indenture. In addition, if the Company or Lamar Media undergoes a change of control, Lamar Media may be required to make an offer to purchase each holder’s Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any), up to but not including the repurchase date.
The Indenture provides that each of the following is an event of default (“Event of Default”): (a) default in payment of any principal of, or premium, if any, on the Notes; (b) default for 30 days in payment of any interest on the Notes; (c) default by Lamar Media or any Guarantor (as defined in the Indenture) in the observance or performance of any other covenant in the Notes or the Indenture for 45 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (as defined in the Indenture) under which Lamar Media or any Restricted Subsidiary (as defined in the Indenture) of Lamar Media then has outstanding Indebtedness in excess of $20 million, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $20 million (not covered by insurance) shall be rendered against Lamar Media or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and (f) certain events involving bankruptcy, insolvency or reorganization of Lamar Media or any Restricted Subsidiary.
If any Event of Default arising under a clause other than clause (f) above occurs, then the Trustee or the holders of 25% in aggregate principal amount of the Notes may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration, and such amounts shall become immediately due and payable.
On April 22, 2010, in connection with the issuance of the Notes, Lamar Media and its subsidiary guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities Inc. for itself and as representative for Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc., RBS Securities Inc. and Credit Agricole Securities (USA) Inc. (each individually, an “Initial Purchaser” and collectively, the “Initial Purchasers”). Pursuant to the terms of the Registration Rights Agreement, Lamar Media and its subsidiary guarantors agreed to file and cause to become effective a registration statement covering an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act and to complete the exchange offer on or prior to the date 270 days following April 22, 2010 (the “Target Registration Date”). Under certain circumstances, the Company may be required to provide a shelf registration statement to cover resales of the Notes. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the Target Registration Date, then the annual interest rate borne by the notes will be increased (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange offer is completed or, if required, the shelf registration statement is declared effective, up to a maximum of 1.00% per annum of additional interest. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 1.01.

The Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they receive customary fees. We have used a portion of the net proceeds of this offering to repurchase some of our outstanding 7 1/4% Notes and intend to use the remaining proceeds to repurchase some or all of the remaining outstanding 7 1/4% Notes. J.P. Morgan Securities Inc. has been retained to act as exclusive dealer manager and solicitation agent for the tender offer of the 7 1/4% Notes and will receive expense reimbursement in connection therewith. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities Inc., is the administrative agent and a lender under our senior revolving credit facility, and each initial purchaser or its affiliate is a lender under our senior revolving credit facility.
The description above is qualified in its entirety by the Indenture and Registration Rights Agreement filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K.
Tender Offer for Existing Senior Subordinated Notes
As previously reported, on April 8, 2010, Lamar Media commenced a tender offer to purchase for cash any and all of its outstanding 7 1/4% Notes. In conjunction with the tender offer, Lamar Media also solicited consents from the holders of the 7 1/4% Notes to amend the 7 1/4% Notes to eliminate certain covenants and amend certain provisions of the indenture governing the 7 1/4% Notes. On April 22, 2010 Lamar Media accepted tenders for $365,390,000 in aggregate principal amount of the 7 1/4% Notes in connection with the early settlement date of the tender offer. The holders of accepted notes received a total consideration of $1,012.08 per $1,000 principal amount of the notes tendered. The total cash payment to purchase the tendered 7 1/4% Notes, including accrued and unpaid interest up to but excluding April 22, 2010 was $377,971,900, which Lamar Media obtained from the closing of the private placement of the Notes described above. Tendering holders also delivered the requisite consents authorizing Lamar Media to remove certain covenants in the 7 1/4% Notes. These consents authorized entry into a Supplemental Indenture, which reflects the amendments to the 7 1/4% Notes discussed above. On April 22, 2010 the Supplemental Indenture among Lamar Media, certain of its subsidiaries as guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee was executed and became operative. A copy of the Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
The description above is qualified in its entirety by the Supplemental Indenture, filed as Exhibit 4.2 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.
On April 22, 2010 the Company issued a press release announcing the closing of the private placement of the Notes. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in accordance with Rule 135c of the Securities Act of 1933, as amended.
Also on April 22, 2010, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein, announcing that Lamar Media had completed the purchase of the 7 1/4% Notes that were tendered by the early settlement date of the tender offer.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
No.	Description

4.1	Indenture, dated as of April 22, 2010, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the Form of Note).

4.2	Supplemental Indenture, dated as of April 22, 2010, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.1	Registration Rights Agreement, dated as of April 22, 2010, between Lamar Media, the Guarantors named therein and the Initial Purchasers named therein.

99.1	Press Release of Lamar Advertising Company dated April 22, 2010.

99.2	Press Release of Lamar Advertising Company dated April 22, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 23, 2010	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: April 23, 2010	LAMAR MEDIA CORP.
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Indenture, dated as of April 22, 2010, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (including the Form of Note).

4.2	Supplemental Indenture, dated as of April 22, 2010, between Lamar Media, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

10.1	Registration Rights Agreement, dated as of April 22, 2010, between Lamar Media, the Guarantors named therein and the Initial Purchasers named therein.

99.1	Press Release of Lamar Advertising Company dated April 22, 2010.

99.2	Press Release of Lamar Advertising Company dated April 22, 2010.